Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-1 of Brenmiller Energy Ltd. of our report dated March 31, 2022 relating to the financial statements, which appears in this Registration Statement. We also consent to the reference to us under the heading "Experts" in such registration Statement.

Tel-Aviv, Israel	/s/ Kesselman & Kesselman
April 20, 2022	Certified Public Accountants (lsr.)
A member firm of PricewaterhouseCoopers International Limited